Exhibit 99.1

China Jo-Jo Drugstores Announces First Quarter Financial Results for Fiscal Year 2016

HANGZHOU, China, Aug. 12, 2015 /PRNewswire/ -- China Jo-Jo Drugstores, Inc. (NASDAQ CM: CJJD) (the "Company" or "China Jo-Jo"), a leading China-based retail and wholesale distributor of pharmaceutical and health care products through its own online and retail pharmacies, today announced financial results for the first quarter ended June 30, 2015.

FY 2016 First Quarter Highlights:

•	Total Revenue increased 29.5% to $21.3 million for the first quarter ended June 30, 2015 as compared to $16.5 million during the same period last year

•	Online pharmacy sales increased 131.9% for the first quarter ended June 30, 2015, to a record revenue of $6.0 million, which accounted for approximately 28.0% of the company's overall sales

•	Retail drugstore sales increased by $1.6 million or 14.9%, for the first quarter ended June 30, 2015, as compared to the same period last year

•	Gross profit increased to $4.4 million as compared to $2.5 million for the same quarter last year

•	Net income increased by $458,048 to $110,611 during the three months ended June 30, 2015, improving from a net loss of $347,437 in the same period last year

Revenue increase during the first quarter ended June 30, 2015 was mainly due to the expansion of the Company's retail drugstores and online pharmacy business. Retail drugstores sales, which accounted for approximately 57.0% of total revenue, increased by $1,575,129, of which an 8.2% increase in same-store sales contributed $827,593 while new stores sales contributed approximately $617,453.

Online pharmacy sales reached $5,965,768, an increase of 131.9% over the same period last year, as we have been actively exploring new ways to grow our online sales. We have expanded cooperation with business-to-consumer online vendors, including Alibaba Group's Taobao affiliate, JD.com and Amazon, by posting our products on their online platforms. In addition to launching an online payment service ("Alipay Service") based on a service agreement with Alipay (China) Internet Technology Ltd. ("Alipay"), we launched stores on Tencent's WeChat platform, China's dominant mobile messaging app and social network with over 500 million active users.

Starting from January 2015, we have strengthened our cooperation with certain large insurance companies in China such as the People's Insurance Company (Group) Of China Limited, to sell online products to their customers who have purchased health insurance through them. In May 2015, we have set up a joint venture, with a leading Pharmacy Benefit Management ("PBM") provider in China, which owns and operates Yikatong (the "E-Pharmacy-Card"), a popular pharmacy and health insurance benefit program with over 180,000 current users. The joint venture agreement requires the PBM provider to direct the majority of its online E-Pharmacy-Card transactions to our official online pharmacy site. In June 2015, we have organized an operation team to direct the sales from commercial insurance to our own website. We expect that this cooperation will boost our online sales and profit margin in the future.

Mr. Lei Liu, Chairman and CEO of the Company stated, "We are excited to see a steady growth on our online and retail sales from last year. Revenue of our online pharmacy, www.dada360.com, is about five times the revenue of the same period last year thanks to our strategic partnership with China's leading Pharmacy Benefit Management (PBM) provider and insurance companies. We are dedicated to further expand our efforts on our online pharmacy, which proves to be a popular business area supported by National Internet Plus Strategy in China. We will continue to devote resources to grow our online pharmacy business with the goal of becoming a national leader in pharmaceutical e-commerce business. Our retail pharmacies have also maintained robust growth both in sales and profitability. The management will strive to capitalize on the growth of health insurance and online sales in China."

CHINA JO-JO DRUGSTORES, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	March 31,
	2015	2015
ASSETS
CURRENT ASSETS
Cash	$1,654,762	$4,023,581
Financial assets available for sale	1,309,600	1,307,200
Restricted cash	13,859,448	8,992,101
Notes receivable	64,717	138,952
Trade accounts receivable, net	7,734,138	9,237,743
Inventories	11,771,178	10,538,591
Other receivables, net	1,370,057	1,130,264
Advances to suppliers, net	5,842,359	4,717,352
Other current assets	1,803,454	2,200,838
Total current assets	45,409,713	42,286,622

PROPERTY AND EQUIPMENT, net	6,757,528	7,056,781

OTHER ASSETS
Long-term investment	114,590	-
Farmland assets	1,788,469	1,704,359
Long term deposits	2,588,769	2,584,025
Other noncurrent assets	2,739,819	2,734,798
Intangible assets, net	3,139,369	3,142,003
Total other assets	10,371,016	10,165,185

Total assets	$62,538,257	$59,508,588

LIABILITIES AND STOCK HOLDERS' EQUITY
CURRENT LIABILITIES
Short-term loan payable	$32,740	$32,680
Accounts payable, trade	14,426,600	15,915,915
Notes payable	19,498,143	15,752,969
Other payables	2,452,791	2,931,869
Other payables - related parties	2,863,510	2,729,740
Customer deposits	4,264,788	3,759,050
Taxes payable	484,195	328,111
Accrued liabilities	642,056	509,537
Total current liabilities	44,664,823	41,959,871

Purchase option and warrant liability	358,164	315,327
Total liabilities	45,022,987	42,275,198

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock; $0.001 par value; 10,000,000 shares authorized; nil issued and outstanding as of June 30, 2015 and March 31, 2015	-	-
Common stock; $0.001 par value; 250,000,000 shares authorized; 15,650,504 and 15,650,504 shares issued and outstanding as of June 30, 2015 and March 31, 2015	15,651	15,651
Additional paid-in capital	19,425,267	19,301,233
Statutory reserves	1,309,109	1,309,109
Accumulated deficit	(7,293,600)	(7,404,210)
Accumulated other comprehensive income	4,058,843	3,972,543
Total stockholders' equity	17,515,270	17,194,326

Noncontrolling interests	-	39,064
Total equity	17,515,270	17,233,390

Total liabilities and stockholders' equity	$62,538,257	$59,508,588

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CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the three months ended June 30,
	2015	2014
REVENUES, NET	$21,311,292	$16,459,232

COST OF GOODS SOLD	16,935,609	13,948,613

GROSS PROFIT	4,375,683	2,510,619

SELLING EXPENSES	3,096,369	1,768,577
GENERAL AND ADMINISTRATIVE EXPENSES	920,230	1,081,201
TOTAL OPERATING EXPENSES	4,016,599	2,849,778

INCOME(LOSS) FROM OPERATIONS	359,084	(339,159)

OTHER LOSS, NET	(123,449)	(115,836)
CHANGE IN FAIR VALUE OF DERIVATIVE LIABILITIES	(42,837)	123,699

INCOME (LOSS) BEFORE INCOME TAXES	192,798	(331,296)

PROVISION FOR INCOME TAXES	82,187	16,141

NET INCOME (LOSS)	110,611	(347,437)

ADD: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	-	700

NET INCOME(LOSS) ATTRIBUTABLE TO CHINA JO-JO DRUGSTORES, INC.	110,611	(346,737)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustments	86,300	52,268

COMPREHENSIVE INCOME (LOSS)	$196,911	$(294,469)

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic	15,650,504	14,416,023
Diluted	15,975,583	14,416,023

EARNINGS (LOSSES) PER SHARES:
Basic	$0.01	$(0.02)
Diluted	$0.01	$(0.02)

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CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$110,611	$(347,437)
Adjustments to reconcile net income (loss) to net cash (used in) operating activities:
Depreciation and amortization	419,806	502,101
Stock compensation	124,033	71,544
Bad debt direct write-off and provision	(676,858)	(637,819)
Inventory reserve	-	4,316
Change in fair value of purchase option derivative liability	42,837	(123,699)
Change in operating assets:
Accounts receivable, trade	1,867,046	1,187,128
Notes receivable	74,535	-
Inventories	(1,295,009)	(171,784)
Other receivables	(2,715)	(59,183)
Advances to suppliers	(1,040,870)	1,694,269
Other current assets	421,682	(61,633)
Long term deposit	-	25,040
Other noncurrent assets	-	93,294
Change in operating liabilities:
Accounts payable, trade	(1,519,464)	(4,347,548)
Other payables and accrued liabilities	(352,973)	155,208
Customer deposits	499,141	195,894
Taxes payable	155,577	(24,361)
Net cash used in operating activities	(1,172,621)	(1,844,670)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(99,393)	(104,682)
Investment to a joint venture	(114,660)	-
Net cash (used in) investing activities	(214,053)	(104,682)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of short-term bank loan	-	(162,250)
Repayment of third parties loan	-	(59,500)
Change in restricted cash	(4,853,800)	(587,371)
Proceeds from notes payable	13,793,434	1,918,599
Repayments of notes payable	(10,074,912)	(685,791)
Proceeds from other payables-related parties	131,872	423,752
Net cash (used in) provided by financing activities	(1,003,406)	847,439

EFFECT OF EXCHANGE RATE ON CASH	21,261	35,553

DECREASE IN CASH	(2,368,819)	(1,066,360)

CASH, beginning of period	4,023,581	4,445,276

CASH, end of period	$1,654,762	$3,378,916

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$25,969	$21,325
Cash paid for interest	$159,931	$1,460

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About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc., through its own retail drugstores, wholesale distributor and online pharmacy, is a leading retailer and wholesale distributor of pharmaceutical and healthcare products in China. As of June 30, 2015, the Company had 59 retail pharmacies in Zhejiang Province, China. The Company's wholesale subsidiary not only supplies its retail stores, but also distributes drug and other healthcare products to other drugstores and drug vendors. The Company routinely posts important information on its corporate websites at www.jiuzhou-drugstore.com (Chinese) and www.chinajojodrugstores.com (English).

Forward Looking Statement

Statements in this press release regarding the Company that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including, but not limited to, financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "estimate," "may," "will," "should," "project," "plan," "seek," "intend," "anticipate," the negatives thereof, or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. It is routine for the Company's internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change. Although these expectations may change, the Company is under no obligation to inform you if they do. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of numerous factors, including the risks associated with the effect of changing economic conditions in the People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products. Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT: China Jo-Jo Drugstores, Inc., Ming Zhao, Chief Financial Officer, 561-372-5555, frank.zhao@jojodrugstores.com

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